Exhibit 99.1

VBI Vaccines to Participate in the B. Riley Securities 2022 Oncology Investor Conference

CAMBRIDGE, M.A. – January 26, 2022 – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that David E. Anderson, Ph.D, VBI’s Chief Scientific Officer, will present an overview of VBI-1901, the Company’s cancer immunotherapeutic for the treatment of glioblastoma (GBM), at B. Riley’s Oncology Investor Conference. During his presentation, Dr. Anderson will highlight data from the ongoing Phase 1/2a clinical study of VBI-1901 in recurrent GBM patients.

Presentation Details

Event: B. Riley Securities 2022 Oncology Investor Conference

Date: Friday, January 28, 2022

Time: 1:30-2:00 PM ET

Webcast Link: https://www.webcaster4.com/Webcast/Page/2828/44337

A live webcast of the presentation will also be available on the Investors page of VBI’s website at: https://www.vbivaccines.com/investors/events-and-presentations/. A replay of the webcast will be archived on the Company’s website following the presentation.

About VBI-1901 and GBM

VBI-1901 is a novel cancer vaccine immunotherapeutic candidate developed using VBI’s enveloped virus-like particle (eVLP) technology to target two highly immunogenic cytomegalovirus (CMV) antigens, gB and pp65. Scientific literature suggests CMV infection is prevalent in multiple solid tumors, including glioblastoma (GBM). GBM is among the most common and aggressive malignant primary brain tumors in humans. In the U.S. alone, 12,000 new cases are diagnosed each year. The current standard of care for treating GBM is surgical resection, followed by radiation and chemotherapy. Even with aggressive treatment, GBM progresses rapidly and has a high mortality.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel. For more information, visit www.vbivaccines.com.

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com

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